UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North Saint Paul, Minnesota	55102	1-800-232-6522
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On August 6, 2012, Ecolab Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of its 1.000% Notes due 2015 (the “Notes”). The Notes will be issued pursuant to an Amended and Restated Indenture (the “Base Indenture”), dated January 9, 2001, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association and Bank One, National Association), as trustee (the “Original Trustee”), as amended by the third supplemental indenture, dated August 9, 2012 (the “Third Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, Wells Fargo Bank, National Association, as trustee, and the Original Trustee, as original trustee.

The Notes bear interest at a rate of 1.000% per annum, payable semiannually on February 9 and August 9, beginning on February 9, 2013. The Notes will mature on August 9, 2015 and are redeemable at the Company’s option in whole at any time or in part from time to time, at a make-whole redemption price specified in the Indenture.

Under the Indenture, specified changes of control involving the Company, when accompanied by a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, constitute change of control repurchase events. Upon the occurrence of a change of control repurchase event with respect to the Notes, unless the Company has exercised its option to redeem the Notes, it will be required to offer to repurchase them at a price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of repurchase.

The Indenture contains covenants that limit, among other things, the ability of the Company and its subsidiaries to incur liens on certain properties to secure debt, to engage in sale and leaseback transactions and to transfer certain property, stock or debt of any restricted subsidiary to any unrestricted subsidiary (each as defined in the Indenture). The Indenture also provides for customary events of default, which include (subject in certain cases to a customary grace and cure periods), among others, nonpayment of principal or interest on the Notes; failure to comply with certain other covenants or agreements under the Indenture; certain defaults on other indebtedness; and specified events of bankruptcy or insolvency. In the case of an event of default, the trustee or the holders of at least 25% in principal amount of the Notes then outstanding may declare all of the Notes to be due and payable immediately.

The Notes will be senior unsecured and unsubordinated obligations of the Company and will rank equally with all other senior and unsubordinated indebtedness of the Company from time to time outstanding.

The public offering price of the Notes was 99.950% of the principal amount of the Notes. The Company received net proceeds (after deducting underwriting discounts and commissions and the Company’s offering expenses) of approximately $496.9 million and expects to use such net proceeds to repay a portion of the Company’s commercial paper borrowings, which commercial paper borrowings were issued for general corporate purposes, and for general corporate purposes.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-178273) under the Securities Act of 1933, as amended, which was filed and became effective on December 2, 2011. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated August 6, 2012, together with the accompanying prospectus, dated December 2, 2011, relating to the offering and sale of the Notes.

The above description of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture and the form of Notes, each of which is incorporated herein by reference and are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or affiliates of the Company. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of its affiliates acts as administrative agent, co-syndication agent and joint lead arranger of the Company’s $1.0 billion 364-day credit agreement and $1.5 billion multicurrency credit agreement.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or the Company’s affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Douglas M. Baker, Jr., Chairman of the Board and Chief Executive Officer of the Company, and two other directors of the Company, Joel W. Johnson and Jerry W. Levin, also serve as directors of U.S. Bancorp, the parent of U.S. Bancorp Investments, Inc., one of the Underwriters.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01                                           Other Events.

In connection with the issuance of the Notes pursuant to the registration statement on Form S-3 (File No. 333-178273), filed on December 2, 2011, the Company is filing a legal opinion as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
Exhibit 1.1

Underwriting Agreement, dated August 6, 2012, by and among Ecolab Inc. and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein.

Exhibit 4.1

Amended and Restated Indenture, dated as of January 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, and Bank One, National Association), as Trustee (filed as Exhibit (4)A to the Company’s Current Report on Form 8-K dated January 23, 2001 and incorporated herein by reference).

Exhibit 4.2

Third Supplemental Indenture, dated as of August 9, 2012, between the Company, Wells Fargo Bank, National Association, as Trustee and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association and Bank One, National Association), as original trustee.

Exhibit 4.3	Form of Notes (included in Exhibit 4.2 above).
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated August 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: August 9, 2012

	By:	/s/ DAVID F. DUVICK
Name: David F. Duvick
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1

Underwriting Agreement, dated August 6, 2012, by and among Ecolab Inc. and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein.

Exhibit 4.1

Amended and Restated Indenture, dated as of January 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, and Bank One, National Association), as Trustee (filed as Exhibit (4)A to the Company’s Current Report on Form 8-K dated January 23, 2001 and incorporated herein by reference).

Exhibit 4.2

Third Supplemental Indenture, dated as of August 9, 2012, between the Company, Wells Fargo Bank, National Association, as Trustee and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association and Bank One, National Association), as original trustee.

Exhibit 4.3	Form of Notes (included in Exhibit 4.2 above).
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated August 9, 2012.